EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated November 28, 2022, and each included in this Post-Effective Amendment No. 72 to the Registration Statement (Form N-1A, File No. 2-68918) of MFS Series Trust VII (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated September 15, 2022, with respect to the financial statements and financial highlights of MFS Equity Income Fund, MFS Emerging Markets Equity Research Fund, and MFS Intrinsic Value Fund (each a series of MFS Series Trust VII) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended July 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

Ernst & Young LLP
/s/ Ernst & Young LLP

Boston, Massachusetts

November 22, 2022